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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2006

TRANSMONTAIGNE INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11763 (Commission File Number)	06-1052062 (IRS Employer Identification No.)
1670 Broadway, Suite 3100, Denver, CO 80202 (Address of principal executive offices)
Registrant's telephone number, including area code: 303-626-8200
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On June 22, 2006, TransMontaigne Inc. issued a press release announcing that it had entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Morgan Stanley Capital Group, Inc., a Delaware corporation ("Morgan Stanley"), and Buffalo Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Morgan Stanley ("Merger Co"), to effect the merger of Merger Co with TransMontaigne. The Merger Agreement has been approved by TransMontaigne's Board of Directors. Upon completion of the merger, TransMontaigne's common stock will no longer be traded on the New York Stock Exchange. The text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        Pursuant to the Merger Agreement, at closing, Merger Co will merge with and into TransMontaigne with TransMontaigne continuing as the surviving corporation (the "Merger"). On the closing date of the Merger, all issued and outstanding shares of TransMontaigne's common stock, including outstanding Series B Convertible Preferred Stock, on an as-converted basis, will be exchanged for $11.35 per share in cash. Each outstanding option to purchase TransMontaigne common stock under any employee stock option or incentive plan will be cancelled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount of the excess, if any, of $11.35 over the exercise price per share of any such option. In addition, the Merger Agreement provides that the warrant to purchase 5,500,000 shares of TransMontaigne common stock held by Morgan Stanley will automatically be converted into the right to receive cash in an amount equal to the excess of the $11.35 per share merger consideration over the $6.60 strike price in accordance with the existing terms of the warrant. Simultaneously with the closing of the Merger, all forfeiture restrictions on outstanding shares of restricted common stock will lapse.

        TransMontaigne has made customary representations, warranties and covenants in the Merger Agreement, including, among others, an agreement by TransMontaigne not to solicit alternative transactions or, subject to certain exceptions, participate in discussions or furnish non-public information relating to an alternative transaction. The Merger Agreement contains certain termination rights for both Morgan Stanley, on the one hand, and TransMontaigne, on the other, and further provides that, upon termination of the Merger Agreement under specified circumstances, TransMontaigne will be required to pay a fee of $15 million to Morgan Stanley. Under specified circumstances, Morgan Stanley may be required to pay TransMontaigne a termination fee of $15 million. The Merger Agreement also includes a reverse termination fee of $25 million payable by Morgan Stanley to TransMontaigne in the event that Morgan Stanley exercises its right to terminate the Merger Agreement, under certain circumstances, in connection with an unfavorable response from any governmental antitrust authority. The $25 million reverse termination fee includes $7.5 million previously advanced by Morgan Stanley to TransMontaigne upon execution of the Merger Agreement.

        The Merger is subject to customary closing conditions including, among other things, (1) the approval of a majority of the outstanding shares of common stock and Series B Convertible Preferred Stock of TransMontaigne, on an as-converted basis, voting as a single class at a special meeting of TransMontaigne's stockholders, (2) receipt of applicable regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (3) the holders of no more than 15% of TransMontaigne's issued and outstanding common stock, including the Series B Convertible Preferred Stock on an as-converted basis, having properly demanded, and be entitled to, appraisal rights in accordance with the provisions of Section 262 of the DGCL, (4) TransMontaigne having made provision to either (i) redeem or defease TransMontaigne's 9 1/8% Series B Senior Subordinated Notes pursuant to the terms and conditions thereof, or (ii) amend the terms and conditions of the Notes to permit them to remain outstanding following the closing of the Merger, and (5) appropriate provision having been made to replace the existing TransMontaigne Partners L.P. credit facility on terms reasonably acceptable to the general partner of TransMontaigne Partners.

        The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Cautionary Statements

        The Merger Agreement has been included to provide investors with information regarding its terms. The Merger Agreement is not intended to be a source of any other information about the parties. Other information about TransMontaigne will be set forth in the proxy statement referred to below and in the other filings that TransMontaigne makes with the Securities and Exchange Commission (the "SEC"), which may be obtained in the manner set forth below.

        The representations, warranties and covenants made by the parties in the Merger Agreement are qualified by information in the confidential disclosure schedules provided by TransMontaigne to Morgan Stanley in connection with the execution of the Merger Agreement, and are subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating its terms. Certain representations and warranties may have been used by the parties to allocate risks among the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may be different from any particular investor's standards of what constitutes important information. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of TransMontaigne or its affiliates. None of the representations and warranties contained in the Merger Agreement will have any legal effect among the parties to the Merger Agreement after the closing of the Merger.

Additional Information and Where to Find It

        TransMontaigne will solicit the required stockholder approval of the Merger Agreement by means of a proxy statement, which will be mailed to stockholders upon the completion of the required SEC filing and review process. The revised proxy statement TransMontaigne plans to file with the SEC and mail to stockholders will contain information about TransMontaigne, the proposed Merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the Merger or Merger Agreement.

        In addition to receiving the proxy statement from us by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about TransMontaigne, without charge, from the SEC's website (http://www.sec.gov) or, without charge, from us at www.transmontaigne.com. This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of TransMontaigne. TransMontaigne and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TransMontaigne's stockholders with respect to the proposed Merger. Information regarding any interests that TransMontaigne's executive officers and directors may have in the transaction will be set forth in the proxy statement.

Item 1.02. Termination of a Material Definitive Agreement.

        On June 22, 2006, prior to entering into the Merger Agreement with Morgan Stanley, we terminated the Agreement and Plan of Merger, dated May 22, 2006 (the "SemGroup Merger

Agreement"), by and among SemGroup, L.P. ("SemGroup"), SemGroup Subsidiary Holding, L.L.C., TMG Acquisition Company and TransMontaigne in accordance with its terms. The material terms of the SemGroup Merger Agreement were previously disclosed in our Current Reports on Form 8-K filed with the SEC on March 28 and 29, 2006, May 15, 2006 and May 24, 2006, which are incorporated herein by reference. Pursuant to the terms of the SemGroup Merger Agreement, TransMontaigne could only enter into the Merger Agreement with Morgan Stanley if, among other things, we first terminated the SemGroup Merger Agreement and paid to SemGroup a termination fee of $15 million concurrently with, and as a condition of, such termination. TransMontaigne paid the termination fee to SemGroup on June 22, 2006. In connection with our payment to SemGroup of the $15 million termination fee, Morgan Stanley has agreed to pay us $7.5 million, subject to reimbursement under certain circumstances.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated June 22, 2006, by and among Morgan Stanley Capital Group, Inc., Buffalo Merger Sub Inc. and TransMontaigne Inc.
99.1	TransMontaigne Inc. press release, dated June 22, 2006

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE INC.

Date: June 23, 2006	By:	/s/ RANDALL J. LARSON Randall J. Larson Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 22, 2006, by and among Morgan Stanley Capital Group, Inc., Buffalo Merger Sub Inc. and TransMontaigne Inc.
99.1	TransMontaigne Inc. press release, dated June 22, 2006

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EXHIBIT INDEX